Actavis Net Revenue Increases 83% to $3.7 Billion in Third Quarter 2014; Non-GAAP EPS Increases 53% to $3.19

- Increases Second Half Non-GAAP EPS Forecast to $6.60-$6.70 -

- 158% Increase in Third Quarter 2014 Adjusted EBITDA to $1.3 billion -

- North American Brands Revenues of $1.6 billion; North American Generics and International Revenues of $1.6 billion -

- Debt Repayment of ~$750 million During Quarter -

- Business Development Initiatives Expand Portfolios; Significant Progress in Integration/Synergy Capture -

- GAAP Loss Per Diluted Share in Third Quarter of $3.95 -

DUBLIN, Nov. 5, 2014 /PRNewswire/ -- Actavis plc (NYSE: ACT) today reported net revenue increased 83 percent to $3.7 billion for the third quarter ended September 30, 2014, compared to $2.0 billion in the third quarter 2013. On a non-GAAP basis, diluted earnings per share for the third quarter 2014 increased to $3.19, compared to $2.09 per diluted share in the third quarter 2013. GAAP loss per diluted share for the third quarter 2014 was $3.95, compared to GAAP earnings per share of $0.49 in the prior year period.

Logo - http://photos.prnewswire.com/prnh/20130124/NY47381LOGO

For the third quarter 2014, adjusted EBITDA increased 158 percent to $1.3 billion, compared to $489 million for the third quarter 2013. Cash flow from operations for the third quarter of 2014 was $522 million and cash and marketable securities were $340 million as of September 30, 2014.

"Our 53 percent year-over-year growth in non-GAAP EPS reflects the strong contributions of our new brand pharmaceutical portfolios, resulting from the acquisitions of Warner Chilcott and Forest, as well as the continued strong performance of our U.S. Generics and International businesses and the Anda Distribution business," said Brent Saunders, CEO and President. "During the quarter, our North American Brands business was driven by strong sales from key products including our Namenda® products, Bystolic®, Linzess®, Lo Loestrin® Fe, Estrace® Cream, Daliresp® and Tudorza™. During the quarter we completed the harmonization of our U.S. brand sales and marketing functions, and we now have a fully operational sales team in place to support our seven core therapeutic categories across all prescriber audiences. Within our North American Generics business, we capitalized on continued strength across the business. We also saw strong commercial performance in key international markets, particularly the UK and Russia.

"Our commitment to invest in organic growth through development-focused R&D resulted in a number of milestones during the quarter, including the acceptance for filing of New Drug Applications for eluxadoline, ceftazidime-avibactam and Liletta™ by the U.S. Food and Drug Administration (FDA). Our investment in generic R&D is reflected in 228 Abbreviated New Drug Applications (ANDAs) pending at the FDA; the initiation of patent challenges for generic forms of Ampyra®, Butrans® and Neupro®; and more than 570 marketing authorizations approved outside the United States," Saunders added.

"Additionally, we continue to execute on smart, targeted business development opportunities. Shortly after the close of the quarter we announced our planned acquisition of Durata Therapeutics, including Durata's novel antibiotic Dalvance™, as well as our exclusive option to acquire Rhythm Health, Inc., which is developing relamorelin, a peptide ghrelin agonist, for the treatment of diabetic gastroparesis and other GI functional disorders. These transactions complement our existing product franchises and position the Company for continued long-term growth.

"When I outlined our roadmap for accelerated growth last quarter, we committed to driving balanced performance across brands and generics, retaining our commitment to invest in organic growth and accelerating integration and synergy capture. We can report substantial progress across the board."

Third Quarter 2014 Business Segment Results

Third quarter 2014 results for Actavis plc include the contribution from the Forest acquisition, which closed on July 1, 2014. Actavis presents its operating results in three revenue-producing segments: North American Brands, North American Generics and International (which includes generic, branded generic, brands outside of North America and over-the-counter pharmaceutical products) and Anda Distribution. Prior year comparable results have been included. Refer to the attached reconciliation tables for adjustments to GAAP earnings.

North America Brands Segment Information

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Product sales	$ 1,608.3	$ 136.9	$ 2,754.6	$ 379.0
Other revenue	11.0	16.1	45.9	48.4
Net revenues	1,619.3	153.0	2,800.5	427.4
Operating expenses:
Cost of sales(1)	706.3	41.4	1,055.6	105.6
Selling and marketing	503.3	46.1	694.9	136.6
General and administrative	377.0	32.8	529.8	78.9
Segment contribution	$ 32.7	$ 32.7	$ 520.2	$ 106.3
Segment margin	2.0%	21.4%	18.6%	24.9%

Adjusted gross profit (2)	$ 1,367.4	$ 116.8	$ 2,402.8	$ 327.3
Adjusted gross margin as a percentage of adjusted net revenues (2)	84.4%	76.1%	85.8%	76.5%

Adjusted SG&A percentage of adjusted net revenues (3)	29.7%	37.9%	27.0%	40.3%

(1)Cost of sales excludes amortization and impairment of acquired intangibles.
(2)Refer to Table 7 included in this release for the reconciliation of net revenues and cost of sales to adjusted gross profit and adjusted gross margin as a percentage of adjusted net revenues.
(3)Refer to Table 8 included in this release for the reconciliation of net revenues and SG&A to adjusted SG&A as a percentage of adjusted net revenues.

North American Brands revenue increased to $1.6 billion for the third quarter 2014, driven by the acquisitions of Warner Chilcott and Forest, which includes strong sales of key promoted products including our Namenda® products, Bystolic®, Linzess®, Lo Loestrin® Fe, Estrace® Cream, Daliresp™ and Tudorza®. Additional product revenue detail is presented in table 2 at the end of this press release.

The Company continues to enhance manufacturing efficiencies related to its once-daily dosing of Namenda XR®, and is now producing product at capacities sufficient to support transitioning all Namenda IR twice daily tablet patients to its Namenda XR® once-daily product. Assuming a favorable ruling from the court later in November denying the injunction sought by the New York State Attorney General, the Company will discontinue the general sale and distribution of Namenda® IR immediate-release tablets in January 2015. After that date, the Company has determined that it will make Namenda IR® immediate release tablets available for prescribing to patients upon an indication of medical need as determined by their physician. The immediate release product will be made available through Foundation Care, a full service specialty mail-order pharmacy serving patients nationwide.

"Our previous survey of 250 physicians treating Alzheimer's patients and 250 caregivers found once-daily administration was important in their decision to use Namenda XR® when compared to Namenda® IR tablets," said Saunders. "However, in that survey a small number of doctors suggested that for select groups of patients, perhaps less than 3 percent, the continued utilization of the twice-a-day tablet dosing of Namenda® might be necessary for treatment. We listened to these physicians and have tailored the Foundation Care program to permit physicians to exercise their medical judgment to prescribe Namenda® IR to this specific patient population."

Adjusted gross margin as a percentage of adjusted net revenues within North American Brands increased to 84.4 percent in the third quarter of 2014 from 76.1 percent in the third quarter of 2013, primarily as a result of the acquisitions of Warner Chilcott and Forest.

Selling, General & Administrative (SG&A) expenses within North American Brands increased to $880.3 million in the third quarter of 2014 compared to $78.9 million in the third quarter of 2013, driven primarily by the acquisitions of Warner Chilcott and Forest.

On a non-GAAP basis, adjusted SG&A as a percent of adjusted net revenue for the North American Brands segment was 29.7 percent, down from 37.9 percent in the third quarter of 2013.

North America Generics and International Segment Information

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Product sales	$ 1,613.2	$ 1,528.0	$ 4,872.6	$ 4,578.6
Other revenue	27.4	24.9	91.9	78.4
Net revenues	1,640.6	1,552.9	4,964.5	4,657.0
Operating expenses:
Cost of sales(1)	811.9	774.6	2,346.4	2,414.0
Selling and marketing	175.1	153.8	503.9	483.5
General and administrative	181.2	190.7	557.7	540.9
Segment contribution	$ 472.4	$ 433.8	$ 1,556.5	$ 1,218.6
Segment margin	28.8%	27.9%	31.4%	26.2%

Adjusted gross profit (2)	$ 891.1	$ 799.9	$ 2,693.6	$ 2,397.4
Adjusted gross margin as a percentage of adjusted net revenues (2)	55.3%	51.5%	56.2%	51.4%

Adjusted SG&A percentage of adjusted net revenues (3)	20.3%	19.2%	20.1%	19.8%

(1)Cost of sales excludes amortization and impairment of acquired intangibles.
(2)Refer to Table 7 included in this release for the reconciliation of net revenues and cost of sales to adjusted gross profit and adjusted gross margin as a percentage of adjusted net revenues.
(3)Refer to Table 8 included in this release for the reconciliation of net revenues and SG&A to adjusted SG&A as a percentage of adjusted net revenues.

North American Generics revenue was $979.9 million for the third quarter 2014, driven by strong base business performance partially offset by additional generic competition of certain key products including our generic version of Lidoderm® and our authorized generic version of Concerta®. North American Generics revenue consists of non-branded pharmaceutical revenue in the United States, Latin America and Canada.

International revenue increased 15 percent to $660.7 million for the third quarter 2014 as a result of the acquisitions of Warner Chilcott and Forest and strong growth in key markets including the UK and Russia/CIS. International revenue consists of all brand, branded generic, generic and over-the-counter pharmaceutical revenue derived outside North America.

Adjusted gross margin as a percentage of adjusted net revenues within North American Generics and International increased to 55.3 percent in the third quarter of 2014 from 51.5 percent in the third quarter of 2013, primarily as a result of strong base business performance and additional products added to our international markets as a result of the acquisition of Warner Chilcott in the fourth quarter of 2013 and the acquisition of Forest in the third quarter of 2014.

Selling, General & Administrative (SG&A) expenses within North American Generics and International increased three percent to $356.3 million in the third quarter of 2014 compared to $344.5 million in the third quarter of 2013. On a non-GAAP basis, adjusted SG&A as a percent of adjusted net revenue for our North American Generics and International segment was 20.3 percent.

Anda Distribution Segment Information

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net revenues	$ 423.2	$ 307.1	$ 1,240.4	$ 813.9
Operating expenses:
Cost of sales	364.8	267.2	1,070.5	700.5
Selling and marketing	28.8	23.7	83.0	66.3
General and administrative	9.1	8.6	25.7	23.9
Segment contribution	$ 20.5	$ 7.6	$ 61.2	$ 23.2
Segment margin	4.8%	2.5%	4.9%	2.9%

Gross profit	$ 58.4	$ 39.9	$ 169.9	$ 113.4
Gross margin	13.8%	13.0%	13.7%	13.9%
SG&A as a percentage of net revenues	9.0%	10.5%	8.8%	11.1%

Anda Distribution segment net revenues for the third quarter 2014 increased 38 percent to $423.2 million, compared to $307.1 million in the third quarter 2013, as a result of volume increases for products within the Anda portfolio and new launches. Anda Distribution segment revenues consist only of sales of third-party products and exclude sales of Actavis' brand and generic products.

Anda Distribution segment gross margin was 13.8 percent in the third quarter of 2014 compared to 13.0 percent in the prior year period.

SG&A expenses within Anda Distribution increased to $37.9 million in the third quarter of 2014 compared to $32.3 million in the third quarter of 2013. SG&A as a percent of revenue for our Anda Distribution segment was 9.0 percent.

Other Operating Expenses
In the third quarter 2014, consolidated SG&A expenses were $1.27 billion, compared to $456 million in the third quarter 2013, primarily as a result of the Warner Chilcott and Forest Laboratories acquisitions.

R&D expense increased to $391.8 million in the third quarter of 2014 compared to $163.7 million in the third quarter of 2013, driven by the acquisitions of Warner Chilcott and Forest. Within R&D, $115.3 million was invested in generic development, $248.0 million was invested in brand development and $28.5 million was invested in biosimilar development during the quarter.

Amortization expense for the third quarter 2014 was $874 million, compared to $146 million in the third quarter of 2013, primarily due to amortization expense associated with the Warner Chilcott and Forest acquisitions.

Integration and Pipeline Update
Actavis also made significant progress in the integration of the legacy Actavis and legacy Forest organizations and R&D activities during the quarter. The Company has now completed the restructuring of the U.S. sales and marketing organization, made initial decisions regarding the rationalization of certain brand R&D projects and announced the planned closure of Forest's Earth City, Missouri facilities and consolidation of facilities in the New York and New Jersey area. Rationalization of the North American Brands pipeline is focused on identifying candidates in development where maximization of return on R&D investment is better served through the reallocation of resources to other ongoing projects. The Company intends to provide a complete review of its brand R&D investment strategy, development rationale and pipeline update in early 2015.

Updated Second Half and Full Year 2014 Financial Outlook
Actavis' estimates include the Forest business. Estimates are based on actual results for the first nine months of 2014 and management's current belief about prescription trends, pricing levels, inventory levels and the anticipated timing of future product launches and events.

Actavis estimates the following for the second half and full year 2014:

Second Half 2014

  Total net revenue is expected to be approximately $7.4 billion.
  Non-GAAP R&D investment is expected to be approximately $650 million.
  Non-GAAP SG&A expense is expected be approximately $1.7 billion.
  Non-GAAP tax rate is anticipated to be approximately 16%.
  For the second half of 2014, Actavis expects to report non-GAAP earnings per share of between $6.60 and $6.70 based upon a weighted average fully diluted share count of approximately 268 million shares.

Full Year 2014

  For the full year 2014, Actavis now expects non-GAAP earnings per share of between $13.51 to $13.61 based upon a weighted average fully diluted share count of approximately 220 million shares.

In keeping with standard practice, the Company expects to provide an updated full year 2015 financial outlook early next year.

Webcast and Conference Call Details
Actavis plc will host a conference call and webcast today at 8:00 a.m. Eastern Time to discuss third quarter 2014 results. The dial-in number to access the call is US/Canada (877) 251-7980, International (706) 643-1573. The Conference ID is 8164798. To access the live webcast, go to Actavis' Investor Relations Web site at http://ir.actavis.com.

A replay of the conference call will also be available beginning approximately two hours after the call's conclusion and will remain available through 12:00 midnight Eastern Time on November 19, 2014. The replay may be accessed by dialing (855) 859-2056 and entering Conference ID# 8164798. From international locations, the replay may be accessed by dialing (404) 537-3406 and entering the same Conference ID#. To access the webcast replay, go to Actavis' Investor Relations Web site at http://ir.actavis.com.

About Actavis

About Actavis plc (NYSE:ACT), headquartered in Dublin, Ireland, is a unique specialty pharmaceutical company focused on developing, manufacturing and commercializing high quality affordable generic and innovative branded pharmaceutical products for patients around the world.

Actavis markets a broad portfolio of branded and generic pharmaceuticals and develops innovative medicines for patients suffering from diseases principally in the central nervous system, gastroenterology, women's health, urology, cardiovascular, respiratory and anti-infective therapeutic categories. The Company is an industry leader in product research and development, with one of the broadest brand development pipelines in the pharmaceutical industry, and a leading position in the submission of generic product applications. Actavis has commercial operations in more than 60 countries and operates more than 30 manufacturing and distribution facilities around the world.

For more information, visit Actavis' website at www.actavis.com.

Actavis Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this communication that refer to Actavis' estimated or anticipated future results, including estimated synergies, or other non-historical facts are forward-looking statements that reflect Actavis' current perspective of existing trends and information as of the date of this communication. Forward looking statements generally will be accompanied by words such as "anticipate," "believe," "plan," "could," "should," "estimate," "expect," "forecast," "outlook," "guidance," "intend," "may," "might," "will," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the Forest acquisition, including future financial and operating results, Actavis' plans, objectives, expectations and intentions. It is important to note that Actavis' goals and expectations are not predictions of actual performance. Actual results may differ materially from Actavis' current expectations depending upon a number of factors affecting Actavis' business. These factors include, among others, the inherent uncertainty associated with financial projections; restructuring and integration in connection with the Forest acquisition and other announced acquisitions, including the ability to recognize the anticipated synergies and benefits of the Forest acquisition and other announced acquisitions; the anticipated size of the markets and continued demand for Actavis' products; the impact of competitive products and pricing; access to available financing on a timely basis and on reasonable terms; the risks of fluctuations in foreign currency exchange rates; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance on reasonable terms; outcomes in material litigation involving Actavis, including without limitation the decision, expected later this year, on a preliminary injunction motion brought before the U.S. District Court in the Southern District of New York, seeking to prevent Actavis from executing its strategy to withdraw Namenda IR tablets from distribution; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; market acceptance of and continued demand for Actavis' products; costs and efforts to defend or enforce intellectual property rights; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Actavis' facilities, products and/or businesses; changes in the laws and regulations affecting, among other things, pricing and reimbursement of pharmaceutical products; changes in tax laws or interpretations that could increase Actavis' consolidated tax liabilities; the loss of key senior management or scientific staff; and such other risks and uncertainties detailed in Actavis' periodic public filings with the Securities and Exchange Commission, including but not limited to Actavis' Annual Report on form 10-K for the year ended December 31, 2013, Current Report on Form 8-K filed on May 20, 2014 and from time to time in Actavis' other investor communications, in Warner Chilcott Limited's Registration Statement on Form S-4 effective as of October 16, 2014, in Forest Laboratories, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2014 and in Furiex Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013 and such companies' other filings with the Securities and Exchange Commission. Except as expressly required by law, Actavis disclaims any intent or obligation to update or revise these forward-looking statements.

The following table presents Actavis plc's results of operations for the three and nine months ended September 30, 2014 and 2013:

				Table 1
ACTAVIS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2014	2013	2014	2013

Net revenues	$ 3,683.1	$ 2,013.0	$ 9,005.4	$ 5,898.3

Operating expenses:
Cost of sales (excludes amortization and impairment of acquired intangibles including product rights)	1,883.0	1,083.2	4,472.5	3,220.1
Research and development	391.8	163.7	721.3	432.1
Selling, general and administrative	1,274.5	455.7	2,395.0	1,330.1
Goodwill impairment	-	-	-	647.5
In-process research and development impairments	305.0	-	321.3	4.4
Amortization	873.6	146.3	1,720.7	454.3
Asset sales, impairments and contingent consideration adjustment, net	7.3	13.6	12.7	165.0
Total operating expenses	4,735.2	1,862.5	9,643.5	6,253.5
Operating (loss) / income	(1,052.1)	150.5	(638.1)	(355.2)

Non-operating income (expense):
Interest income	1.6	1.4	3.8	3.4
Interest expense	(132.1)	(52.9)	(284.0)	(162.1)
Other income (expense), net	31.9	(2.1)	1.1	22.3
Total other income (expense), net	(98.6)	(53.6)	(279.1)	(136.4)
(Loss) / income before income taxes and noncontrolling interest	(1,150.7)	96.9	(917.2)	(491.6)
(Benefit) / provision for income taxes	(107.9)	31.4	(19.9)	111.0
Net (loss) / income	(1,042.8)	65.5	(897.3)	(602.6)
Loss / (income) attributable to noncontrolling interest	-	0.1	(0.3)	0.6
Net (loss) / income attributable to ordinary shareholders	$ (1,042.8)	$ 65.6	$ (897.6)	$ (602.0)

(Loss) / earnings per share attributable to ordinary shareholders:
Basic	$ (3.95)	$ 0.50	$ (4.39)	$ (4.57)
Diluted	$ (3.95)	$ 0.49	$ (4.39)	$ (4.57)

Weighted average shares outstanding:
Basic	264.3	132.5	204.4	131.7
Diluted	264.3	134.4	204.4	131.7

The following table details product revenue for significant products within the North American Brands segment for the three and nine months ending September 30, 2014.

				Table 2
ACTAVIS PLC
NORTH AMERICA BRANDS SEGMENT REVENUE
(Unaudited; in millions)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2014	2013	2014	2013
North American Brands
CNS
Namenda franchise	$ 427.6	$ -	$ 427.6	$ -
Viibyrd® / Fetzima®	66.4	-	66.4	-
Saphris ®	36.8	-	36.8	-
Other CNS	23.8	-	23.8	-
Total CNS	554.6	-	554.6	-
Gastroenterology
Delzicol®/Asacol® HD	141.2	-	418.4	-
Linzess®/Costella ™	80.0	-	80.0	-
Carafate ® / Sulcrate ®	42.3	-	42.3	-
Canasa ® / Salofalk ®	34.8	-	34.8	-
Zenpep ®, Ultrase ® & Viokace ®	34.1	-	34.1	-
Other Gastroenterology	8.5	-	8.5	-
Total Gastroenterology	340.9	-	618.1	-
Women's Health
Lo Loestrin® Fe	71.6	-	202.0	-
Estrace® Cream	66.7	-	177.9	-
Minastrin® 24 Fe	54.0	-	158.4	-
Other Women's Health	49.2	26.9	146.5	68.2
Total Women's Health	241.5	26.9	684.8	68.2
Cardiovascular & Respiratory
Bystolic®	138.6	-	138.6	-
Daliresp ®	30.0	-	30.0	-
Tudorza ®	28.4	-	28.4	-
Total Cardiovascular & Respiratory	197.0	-	197.0	-
Urology	73.5	60.1	213.3	172.6
Anti-Infectives	20.2	-	20.2	-
Dermatology/Established Brands	191.6	66.0	512.5	186.6
Total North American Brands	$ 1,619.3	$ 153.0	$ 2,800.5	$ 427.4

The following table presents Actavis plc's Condensed Consolidated Balance Sheets as of September 30, 2014 and December 31, 2013.

		Table 3
ACTAVIS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)
	September 30,	December 31,
	2014	2013

Assets
Cash and cash equivalents	$ 339.4	$ 329.0
Marketable securities	1.0	2.5
Accounts receivable, net	2,229.3	1,404.9
Inventories, net	2,627.3	1,786.3
Other current assets	930.6	641.0
Assets held for sale	124.7	271.0
Property, plant and equipment, net	1,704.3	1,616.8
Investments and other assets	376.8	242.3
Product rights and other intangibles, net	19,957.3	8,234.5
Goodwill	25,176.7	8,197.6
Total assets	$ 53,467.4	$ 22,725.9

Liabilities & Equity
Current liabilities	$ 4,481.3	$ 3,048.3
Liabilities held for sale	-	246.6
Long-term debt and capital leases	15,093.8	8,517.4
Deferred income taxes and other liabilities	4,747.3	1,376.5
Total equity	29,145.0	9,537.1
Total liabilities and equity	$ 53,467.4	$ 22,725.9

The following table presents Actavis plc's Condensed Consolidated Statements of Cash Flows for the three and nine months ended September 30, 2014 and 2013.

				Table 4
ACTAVIS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; In millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cash Flows From Operating Activities:
Net (loss) income	$ (1,042.8)	$ 65.5	$ (897.3)	$ (602.6)
Reconciliation to net cash provided by operating activities:
Depreciation	64.6	50.1	169.7	147.7
Amortization	873.6	146.3	1,720.7	454.3
Provision for inventory reserve	34.9	21.0	110.2	50.5
Share-based compensation	228.2	49.5	259.4	75.8
Deferred income tax benefit	(261.0)	(32.5)	(412.5)	(170.0)
(Earnings) on equity method investments	(0.5)	(1.6)	(2.3)	(3.3)
Goodwill impairment	-	-	-	647.5
In-process research and development impairments	305.0	-	321.3	4.4
Loss / (gain) on sale of securities and asset sales and impairments, net	6.8	23.0	34.2	24.1
Amortization of inventory step up	493.3	-	703.3	93.5
Amortization of deferred financing costs	8.0	1.9	34.4	5.7
Increase / (decrease) in allowance for doubtful accounts	7.3	0.5	10.3	(0.5)
Accretion of contingent payment consideration	5.1	5.1	13.6	6.5
Contingent consideration fair value adjustment	(1.4)	5.9	(37.8)	156.2
Non-cash impact of debt extingushemnt	(91.7)	-	(91.7)	-
Excess tax benefit from stock-based compensation	-	(55.0)	(22.7)	(69.2)
Other, net	(15.9)	1.1	(27.1)	2.3
Changes in assets and liabilities (net of effects of acquisitions):
Decrease / (increase) in accounts receivable, net	(202.7)	17.4	(365.6)	(28.7)
Decrease / (increase) in inventories	(112.3)	(51.5)	(266.7)	(266.5)
Decrease / (increase) in prepaid expenses and other current assets	38.8	40.8	69.3	62.0
Increase / (decrease) in accounts payable and accrued expenses	239.3	38.0	292.3	19.5
Increase / (decrease) in deferred revenue	(2.6)	0.9	(11.2)	23.7
Increase / (decrease) in income and other taxes payable	(39.5)	(52.1)	(140.9)	(71.9)
Increase / (decrease) in other assets and liabilities	(12.2)	(3.5)	(31.5)	0.8
Total adjustments	1,565.1	205.3	2,328.7	1,164.4
Net cash provided by operating activities	522.3	270.8	1,431.4	561.8
Cash Flows From Investing Activities:
Additions to property, plant and equipment	(93.3)	(43.6)	(174.1)	(117.4)
Additions to product rights and other intangibles	(0.1)	(2.6)	(0.1)	(5.0)
Proceeds from the sale of assets	433.2	13.1	451.2	25.0
Proceeds from sales of property, plant and equipment	7.8	-	12.0	5.9
Net proceeds from marketable securities	1.5	-	1.5	-
Acquisition of business, net of cash acquired	(4,803.4)	-	(4,922.6)	(194.6)
Net cash (used in) investing activities	(4,454.3)	(33.1)	(4,632.1)	(286.1)
Cash Flows From Financing Activities:
Proceeds from borrowings on the revolving credit facility	-	-	80.0	125.0
Proceeds from borrowings of long-term indebtedness	4,400.0	-	8,076.2	-
Debt issuance costs	(6.3)	(0.5)	(58.2)	(0.5)
Payments on debt, including capital lease obligations	(4,407.7)	(43.9)	(4,875.5)	(260.6)
Proceeds from stock plans	35.2	38.5	43.3	44.0
Payments of contingent consideration	(4.8)	(0.9)	(12.6)	(3.1)
Repurchase of ordinary shares	(40.3)	(142.9)	(99.7)	(165.4)
Acquisition of noncontrolling interest	-	-	-	(10.4)
Excess tax benefit from stock-based compensation	-	55.0	22.7	69.2
Net cash (used in) / provided by financing activities	(23.9)	(94.7)	3,176.2	(201.8)
Effect of currency exchange rate changes on cash and cash equivalents	1.7	(1.9)	(2.1)	(24.9)
Movement in cash held for sale	-	-	37.0	-
Net (decrease) / increase in cash and cash equivalents	(3,954.2)	141.1	10.4	49.0
Cash and cash equivalents at beginning of period	4,293.6	226.9	329.0	319.0
Cash and cash equivalents at end of period	$ 339.4	$ 368.0	$ 339.4	$ 368.0

The following table presents a reconciliation of reported net (loss) / income and diluted earnings per share to non-GAAP net income and diluted earnings per share for the three and nine months ended September 30, 2014 and 2013:

					Table 5
ACTAVIS PLC
RECONCILIATION TABLE
(Unaudited; in millions except per share amounts)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2014	2013	2014	2013

GAAP to non-GAAP net income calculation

	Reported GAAP net (loss) / income attributable to ordinary shareholders	$ (1,042.8)	$ 65.6	$ (897.6)	$ (602.0)
	Adjusted for:
	Amortization	873.6	146.3	1,720.7	454.3
	Global supply chain initiative(1)	8.3	18.5	38.6	50.5
	Acquisition and licensing charges (2)	907.1	83.1	1,217.1	380.3
	Accretion on contingent liabilities	5.1	5.1	13.5	6.5
	Impairment/asset sales and related costs	303.5	13.6	326.1	666.6
	Non-recurring losses (gains)	85.9	7.9	84.5	(1.9)
	Legal settlements	(10.0)	15.0	(8.5)	45.8
	Income taxes on items above	(277.7)	(73.7)	(432.3)	(182.5)
	Non-GAAP net income attributable to ordinary shareholders	$ 853.0	$ 281.4	$ 2,062.1	$ 817.6

Diluted earnings per share

	Diluted (loss) earnings per share - GAAP	$ (3.95)	$ 0.49	$ (4.39)	$ (4.57)

	Diluted earnings per share - Non-GAAP	$ 3.19	$ 2.09	$ 9.98	$ 6.12

	Basic weighted average common shares outstanding	264.3	132.5	204.4	131.7
	Effect of dilutive securities:
	Dilutive share-based compensation arrangements	3.1	1.9	2.2	2.0
	Diluted weighted average common shares outstanding	267.4	134.4	206.6	133.7

(1)	Includes accelerated depreciation charges.

(2)	Includes stock-based compensation due to the Warner Chilcott, Furiex and Forest acquisitions.

The following table presents a reconciliation of reported net income / (loss) for the three and nine months ended September 30, 2014 and 2013 to adjusted EBITDA:

				Table 6
ACTAVIS PLC
ADJUSTED EBITDA, RECONCILIATION TABLE
(Unaudited; in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

GAAP net (loss) / income attributable to ordinary shareholders	$ (1,042.8)	$ 65.6	$ (897.6)	$ (602.0)
Plus:
Interest expense	132.1	52.9	284.0	162.1
Interest income	(1.6)	(1.4)	(3.8)	(3.4)
Provision for income taxes	(107.9)	31.4	(19.9)	111.0
Depreciation (includes accelerated depreciation)	64.6	50.1	169.7	147.7
Amortization	873.6	146.3	1,720.7	454.3
EBITDA	(82.0)	344.9	1,253.1	269.7
Adjusted for:
Global supply chain initiative	8.3	8.3	24.8	22.7
Acquisition and licensing and other charges	705.9	44.9	1,014.2	342.1
Impairment/asset sales and related costs	303.5	13.6	326.1	666.6
Non-recurring losses (gains)	85.9	7.9	84.5	(1.9)
Legal settlements	(10.0)	15.0	(8.5)	45.8
Accretion on contingent liabilities	5.1	5.1	13.5	6.5
Share-based compensation	244.8	49.5	276.0	75.8
Adjusted EBITDA	$ 1,261.5	$ 489.2	$ 2,983.7	$ 1,427.3

The following table presents a reconciliation of reported net revenues and cost of sales by segment for the three and nine months ended September 30, 2014 and 2013 to adjusted net revenues, adjusted cost of sales, adjusted gross profit and adjusted gross margin as a percentage of adjusted net revenues:

							Table 7
ACTAVIS PLC
ADJUSTED GROSS MARGIN AS A PERCENTAGE OF ADJUSTED NET REVENUES

	Three Months Ended				Three Months Ended
	September 30, 2014				September 30, 2013
(Unaudited; $ in millions)	North American Brands	North American Generics and International	Anda Distribution	Total	North American Brands	North American Generics and International	Anda Distribution	Total

Net Revenues:
Net revenues	$ 1,619.3	$ 1,640.6	$ 423.2	$ 3,683.1	$ 153.0	$ 1,552.9	$ 307.1	$ 2,013.0
Adjustments to net revenue ((remove from) / add to)
Purchase accounting adjustments	-	4.8	-	4.8	0.4	0.3	-	0.7
Operating results of assets held for sale / sold	-	(34.3)	-	(34.3)	-	-	-	-
Manufacturing and supply contract termination payment	-	-	-	-	-	-	-	-
Adjusted net revenues	$ 1,619.3	$ 1,611.1	$ 423.2	$ 3,653.6	$ 153.4	$ 1,553.2	$ 307.1	$ 2,013.7

Cost of Sales (1):
Cost of Sales	$ 706.3	$ 811.9	$ 364.8	$ 1,883.0	$ 41.4	$ 774.6	$ 267.2	$ 1,083.2
Adjustments to cost of sales ((remove from) / add to)
Integration and restructuring	(9.6)	0.3	-	(9.3)	-	(2.5)	-	(2.5)
Contingent consideration fair value and accretion adjustment	(1.1)	0.2	-	(0.9)	(4.8)	(1.4)	-	(6.2)
Operating results of assets held for sale / sold	-	(28.0)	-	(28.0)	-	-	-	-
Operational Excellence Initiative	-	(8.3)	-	(8.3)	-	(17.4)	-	(17.4)
Acquisition accounting fair market value adjustment to stock-based compensation	(5.9)	-	-	(5.9)	-	-	-	-
Purchase accounting adjustments	(437.8)	(56.1)	-	(493.9)	-	-	-	-
Adjusted cost of sales	$ 251.9	$ 720.0	$ 364.8	$ 1,336.7	$ 36.6	$ 753.3	$ 267.2	$ 1,057.1

Adjusted gross profit	1,367.4	891.1	58.4	2,316.9	116.8	799.9	39.9	956.6
Adjusted gross margin as a percentage of adjusted net revenues	84.4%	55.3%	13.8%	63.4%	76.1%	51.5%	13.0%	47.5%

(1)Cost of sales excludes amortization and impairment of acquired intangibles.

	Nine Months Ended				Nine Months Ended
	September 30, 2014				September 30, 2013
(Unaudited; $ in millions)	North American Brands	North American Generics and International	Anda Distribution	Total	North American Brands	North American Generics and International	Anda Distribution	Total

Net Revenues:
Net revenues	$ 2,800.5	$ 4,964.5	$ 1,240.4	$ 9,005.4	$ 427.4	$ 4,657.0	$ 813.9	$ 5,898.3
Adjustments to net revenue ((remove from) / add to)
Purchase accounting adjustments	-	10.3	-	10.3	0.4	5.9	-	6.3
Operating results of assets held for sale / sold	-	(183.8)	-	(183.8)	-	-	-	-
Manufacturing and supply contract termination payment	-	-	-	-	-	5.0	-	5.0
Adjusted net revenues	$ 2,800.5	$ 4,791.0	$ 1,240.4	$ 8,831.9	$ 427.8	$ 4,667.9	$ 813.9	$ 5,909.6

Cost of Sales (1):
Cost of Sales	$ 1,055.6	$ 2,346.4	$ 1,070.5	$ 4,472.5	$ 105.6	$ 2,414.0	$ 700.5	$ 3,220.1
Adjustments to cost of sales ((remove from) / add to)
Integration and restructuring	(14.0)	0.3	-	(13.7)	-	(3.8)	-	(3.8)
Contingent consideration fair value and accretion adjustment	(2.1)	(6.0)	-	(8.1)	(5.1)	(1.4)	-	(6.5)
Operating results of assets held for sale / sold	-	(144.6)	-	(144.6)	-	-	-	-
Operational Excellence Initiative	-	(30.7)	-	(30.7)	-	(44.8)	-	(44.8)
Acquisition accounting fair market value adjustment to stock-based compensation	(5.9)	-	-	(5.9)
Purchase accounting adjustments	(635.9)	(68.0)	-	(703.9)	-	(93.5)	-	(93.5)
Adjusted cost of sales	$ 397.7	$ 2,097.4	$ 1,070.5	$ 3,565.6	$ 100.5	$ 2,270.5	$ 700.5	$ 3,071.5

Adjusted gross profit	2,402.8	2,693.6	169.9	5,266.3	327.3	2,397.4	113.4	2,838.1
Adjusted gross margin as a percentage of adjusted net revenues	85.8%	56.2%	13.7%	59.6%	76.5%	51.4%	13.9%	48.0%

(1)Cost of sales excludes amortization and impairment of acquired intangibles.

The following table presents a reconciliation of reported net revenues and SG&A expenses by segment for the three and nine months ended September 30, 2014 and 2013 to adjusted net revenues, adjusted SG&A expenses, adjusted SG&A as a percentage of adjusted net revenues:

							Table 8
ACTAVIS PLC
ADJUSTED SG&A AS A PERCENTAGE OF ADJUSTED NET REVENUES

	Three Months Ended				Three Months Ended
	September 30, 2014				September 30, 2013
(Unaudited; $ in millions)	North American Brands	North American Generics and International	Anda Distribution	Total	North American Brands	North American Generics and International	Anda Distribution	Total

Net Revenues:
Net revenues	$ 1,619.3	$ 1,640.6	$ 423.2	$ 3,683.1	$ 153.0	$ 1,552.9	$ 307.1	$ 2,013.0
Adjustments to net revenue ((remove from) / add to)
Purchase accounting adjustments	-	4.8	-	4.8	0.4	0.3	-	0.7
Operating results of assets held for sale / sold	-	(34.3)	-	(34.3)	-	-	-	-
Manufacturing and supply contract termination payment	-	-	-	-	-	-	-	-
Adjusted net revenues	$ 1,619.3	$ 1,611.1	$ 423.2	$ 3,653.6	$ 153.4	$ 1,553.2	$ 307.1	$ 2,013.7

SG&A:
SG&A	$ 880.3	$ 356.3	$ 37.9	$ 1,274.5	$ 78.9	$ 344.5	$ 32.3	$ 455.7
Adjustments to SG&A ((remove from) / add to)
Legal matters	9.7	0.3	-	10.0	-	(15.0)	-	(15.0)
Acquisition, integration & restructuring expenses	(110.9)	(5.2)	-	(116.1)	-	(10.2)	-	(10.2)
Pending acquisition related costs	(31.3)	(12.8)	-	(44.1)	(20.7)	(20.6)	-	(41.3)
U.S. Branded Pharma fee	(105.0)	(10.8)	-	(115.8)	-	-	-	-
Other	-	-	-	-	-	-	-	-
Global supply chain initiative accelerated depreciation and severance costs	-	-	-	-	-	(0.2)	-	(0.2)
Contract termination payments	-	-	-	-	-	-	-	-
Operating results for assets held for sale / sold	-	-	-	-	-	-	-	-
Acquisition accounting fair market value adjustment to stock-based compensation	(161.7)	-	-	(161.7)	-	-	-	-
Costs associated with holding assets out for sale	-	-	-	-	-	-	-	-
Adjusted SG&A	$ 481.1	$ 327.8	$ 37.9	$ 846.8	$ 58.2	$ 298.5	$ 32.3	$ 389.0

Adjusted SG&A as a percentage of adjusted net revenues	29.7%	20.3%	9.0%	23.2%	37.9%	19.2%	10.5%	19.3%

	Nine Months Ended				Nine Months Ended
	September 30, 2014				September 30, 2013
(Unaudited; $ in millions)	North American Brands	North American Generics and International	Anda Distribution	Total	North American Brands	North American Generics and International	Anda Distribution	Total

Net Revenues:
Net revenues	$ 2,800.5	$ 4,964.5	$ 1,240.4	$ 9,005.4	$ 427.4	$ 4,657.0	$ 813.9	$ 5,898.3
Adjustments to net revenue ((remove from) / add to)
Purchase accounting adjustments	-	10.3	-	10.3	0.4	5.9	-	6.3
Operating results of assets held for sale / sold	-	(183.8)	-	(183.8)	-	-	-	-
Manufacturing and supply contract termination payment	-	-	-	-	-	5.0	-	5.0
Adjusted net revenues	$ 2,800.5	$ 4,791.0	$ 1,240.4	$ 8,831.9	$ 427.8	$ 4,667.9	$ 813.9	$ 5,909.6

SG&A:
SG&A	$ 1,224.7	$ 1,061.6	$ 108.7	$ 2,395.0	$ 215.5	$ 1,024.4	$ 90.2	$ 1,330.1
Adjustments to SG&A ((remove from) / add to)
Legal matters	7.5	1.0	-	8.5	-	(45.8)	-	(45.8)
Acquisition, integration & restructuring expenses	(130.7)	(32.1)	-	(162.8)	(22.6)	(30.3)	-	(52.9)
Acquisition related expenses	(68.2)	(12.8)	-	(81.0)	(20.7)	(20.6)	-	(41.3)
U.S. Branded Pharma fee	(105.0)	(10.8)	-	(115.8)	-	-	-	-
Other	-	1.4	-	1.4	-	-	-	-
Global supply chain initiative accelerated depreciation and severance costs	-	(6.4)	-	(6.4)	-	(2.8)	-	(2.8)
Contract termination payments	(10.0)	-	-	(10.0)	-	-	-	-
Operating results for assets held for sale / sold	-	(33.5)	-	(33.5)	-	-	-	-
Acquisition accounting fair market value adjustment to stock-based compensation	(161.7)	-	-	(161.7)	-	-	-	-
Costs associated with holding assets out for sale	-	(5.7)	-	(5.7)	-	-	-	-
Adjusted SG&A	$ 756.6	$ 962.7	$ 108.7	$ 1,828.0	$ 172.2	$ 924.9	$ 90.2	$ 1,187.3

Adjusted SG&A as a percentage of adjusted net revenues	27.0%	20.1%	8.8%	20.7%	40.3%	19.8%	11.1%	20.1%

The following table presents a reconciliation of expected GAAP Research & Development expense to adjusted Research & Development expense for the three and nine months ended September 30, 2014:

ACTAVIS PLC
ADJUSTED R&D EXPENSE
								Table 9

	Three Months Ended September 30, 2014				Nine Months Ended September 30, 2014
(Unaudited; $ in millions)	Generic Development	Brand Development	Biosimilar Development	Total	Generic Development	Brand Development	Biosimilar Development	Total
Research and Development expense	$ 115.3	$ 248.0	$ 28.5	$ 391.8	$ 353.5	$ 290.6	$ 77.2	$ 721.3
Adjustments to research and development ((remove from) / add to)
Contingent consideration fair value adjustments	-	1.3	-	1.3	-	19.3	-	19.3
Write-off of contingent consideration	-	-	-	-	-	24.7	-	24.7
Integration and restructuring expenses	-	-	-	-	(0.3)	-	-	(0.3)
Accretion expense	-	(4.2)	-	(4.2)	-	(11.4)	-	(11.4)
Operating results for assets held for sale	-	-	-	-	(2.7)	-	-	(2.7)
Brand related milestone payments	-	(17.1)	-	(17.1)	-	(17.1)	-	(17.1)
Accelerated depreciation and product transfer costs	-	-	-	-	(1.5)	-	-	(1.5)
Acquisition, integration & restructuring expenses	(0.9)	(18.2)	-	(19.1)	(1.7)	(18.2)	-	(19.9)
Acquisition accounting fair market value adjustment to stock-based compensation	-	(46.1)	-	(46.1)	-	(46.1)	-	(46.1)
Acquisition related settlements	-	-	-	-	-	(0.3)	-	(0.3)
Adjusted research and development expense	$ 114.4	$ 163.7	$ 28.5	$ 306.6	$ 347.3	$ 241.5	$ 77.2	$ 666.0

The following table presents a reconciliation of expected adjusted earnings per share with expected GAAP earnings per share for the six months ending December 31, 2014:

			Table 10

	Six Months Ending December 31, 2014
(Unaudited; $ in millions)	Low	High

GAAP to non-GAAP net income calculation

Expected GAAP net (loss) attributable to ordinary shareholders	(1,249.5)	(1,222.7)
Adjusted for:
Amortization	1,747.1	1,747.1
Global supply chain initiative(1)	13.3	13.3
Acquisition and licensing charges (2)	1,329.1	1,329.1
Accretion on contingent liabilities	10.2	10.2
Impairment/asset sales and related costs	303.5	303.5
Non-recurring losses (gains)	85.9	85.9
Legal settlements	(10.0)	(10.0)
Income taxes on items above	(459.5)	(459.5)
Non-GAAP net income attributable to ordinary shareholders	1,770.1	1,796.9

Diluted earnings per share

Diluted earnings (loss) per share - GAAP	$ (4.72)	$ (4.62)

Diluted earnings per share - Non-GAAP	$ 6.60	$ 6.70

Basic weighted average ordinary shares outstanding	264.8	264.8
Effect of dilutive securities:
Dilutive share-based compensation arrangements	3.4	3.4
Diluted weighted average ordinary shares outstanding	268.2	268.2

(1)	Includes accelerated depreciation charges.

(2)	Includes stock-based compensation.

The following table presents a reconciliation of expected adjusted earnings per share with expected GAAP earnings per share for the twelve months ending December 31, 2014:

			Table 11

	Twelve Months Ending December 31, 2014
(Unaudited; $ in millions)	Low	High

GAAP to non-GAAP net income calculation

Expected GAAP net (loss) attributable to ordinary shareholders	(1,091.0)	(1,068.9)
Adjusted for:
Amortization	2,594.2	2,594.2
Global supply chain initiative(1)	43.6	43.6
Acquisition and licensing charges (2)	1,639.1	1,639.1
Accretion on contingent liabilities	18.6	18.6
Impairment/asset sales and related costs	326.1	326.1
Non-recurring losses (gains)	84.5	84.5
Legal settlements	(8.5)	(8.5)
Income taxes on items above	(614.1)	(614.1)
Non-GAAP net income attributable to common shareholders	2,992.5	3,014.6

Diluted earnings per share

Diluted earnings (loss) per share - GAAP	(4.96)	(4.86)

Diluted earnings per share - Non-GAAP	13.51	13.61

Basic weighted average common shares outstanding	219.9	219.9
Effect of dilutive securities:
Dilutive share-based compensation arrangements	1.6	1.6
Diluted weighted average common shares outstanding	221.5	221.5

(1)	Includes accelerated depreciation charges.

(2)	Includes stock-based compensation.

The following table presents a reconciliation of expected GAAP Research & Development expense to adjusted Research & Development expense for the six months ending December 31, 2014:

Table 12

(Unaudited; $ in millions)	Six Months Ended December 31, 2014
Research and Development	734.2
Adjustments to research and development ((remove from) / add to)
Contingent consideration fair value adjustments	1.3
Accretion expense	(8.4)
Brand related milestone payments	(17.1)
Acquisition, integration & restructuring expenses	(19.8)
Acquisition accounting fair market value adjustment to stock-based compensation	(46.1)
Adjusted research and development	644.1

The following table presents a reconciliation of expected GAAP SG&A expense to adjusted SG&A expense for the six months ending December 31, 2014:

Table 13

(Unaudited; $ in millions)	Six Months Ended December 31, 2014
Selling, general and administrative ("SG&A")	2,288.8
Adjustments to SG&A ((remove from) / add to)
Legal matters	10.0
Acquisition, integration & restructuring expenses	(162.9)
Pending acquisition related costs	(44.1)
US Branded Pharma fee	(115.8)
Acquisition accounting fair market value adjustment to stock-based compensation	(283.4)
Adjusted SG&A	1,692.6

Non-GAAP adjustments
A complete reconciliation from GAAP financials to non-GAAP financials for the third quarter and first nine months of 2014 will be available on the Actavis Investor Relations website (ir.actavis.com) under the "Financial Information" and "Quarterly Results" subheadings.

CONTACTS:	Investors:
Lisa DeFrancesco
(862) 261-7152

Media:
Charlie Mayr
(862) 261-8030

David Belian
(862) 261-8141